AGREEMENT

This is an Agreement dated this 25th day of June 2013 between IGSM Group Inc. a Nevada corporation ("IGSM"), TBG Holdings, a Florida corporation ("TBG"), Neil Swartz, Tim Hart, Larry Coe and John Marino Sr. (collectively, the "Management Team"), Transportation Management Services, Inc. ("TMS") and John Marino Jr.

WHEREAS, IGSM is a publicly held company whose securities are traded on the OTC Pink Sheets;

WHEREAS, IGSM is not subject to the filing requirements of the Securities and Exchange Commission ("SEC") and is a shell company as defined by the SEC;

WHEREAS, IGSM's business plan is to become a holding company which will seek to acquire public short line and regional freight railroads (collectively, "Railroads") as well as providing consulting services to Railroads;

WHEREAS, TBG has made loans to IGSM of $45,000 (the "Loan");

WHEREAS, TBG, through its affiliates, has agreed to provide administrative services to IGSM (the "Administrative Services");

WHEREAS, in consideration for the forgiveness of the Loan and the Administrative Services, TBG shall be issued shares of IGSM Common Stock;

WHEREAS, the Management Team has significant railroad and business experience;

WHEREAS, to induce the Management Team to become associated with IGSM, IGSM has agreed to issue to the Management Team shares of its Series A Preferred Stock with (i) super voting rights and (ii) anti-dilution provisions ("Preferred Stock");

WHEREAS, TMS is in the business of providing consulting services to Railroads;

WHEREAS, IGSM is seeking to acquire the outstanding stock of TMS;

NOW, THEREFORE, in consideration of the mutual covenants and premises contained herein and for good and valuable consideration, the receipt and adequacy of which is acknowledged, the parties agree as follows:

ARTICLE I.
INCORPORATION BY REFERENCE AND SUPERSEDER

Section 1.1 Incorporation by Reference. The foregoing recitals and the Exhibits and Schedules attached hereto are referred to herein as hereby acknowledged to be true and accurate, and are incorporated herein by this reference.

ML

Section 1.2 Superseder. This Agreement, to the extent that it is inconsistent with any other instrument or understanding among the parties governing the affairs of the Company, shall supersede such instruments or understandings to the fullest extent permitted by Nevada law.

ARTICLE II.
ADMINISTRATIVE SERVICES, FORGIVENESS OF DEBT AND ISSUANCE OF COMMON STOCK

Section 2.1 Administrative Services. In consideration for the issuance of ~~23,250,000~~ 30,775,000 post Revers shares of IGSM common stock giving effect to a ~~100:1~~ 1:200 reverse stock split, TBG has and shall provide the following Administrative Services to IGSM pursuant to an Administrative Services Agreement in the form of Exhibit 2.1:

- Manage and direct public relations and investor relations
- Provide recruiting services, as requested
- Develop and maintain materials for market makers and other investment bankers
- Provide general administrative services, as requested
- Respond to incoming investors calls

The shares of common stock shall upon issuance be deemed earned.

Section 2.2 Forgiveness of Debt. In consideration for the forgiveness of $45,000 of indebtedness, TBG shall be issued ~~7,500,000~~ shares of IGSM common stock giving effect to a ~~100:1~~ 1:200 reverse stock split. 45,000,000 pre-reverse / 228,000 post reverse

ARTICLE III.
ADVISORY SERVICES AND ISSUANCE OF PREFERRED STOCK

Section 3.1 Advisory Services. In consideration for the issuance of IGSM's Preferred Stock to the individuals and in the amounts set forth on Exhibit 3.1 and as inducement for the Management Team to be affiliated with IGSM, the members of the Management Team have and shall provide the following advisory services:

- Assist management with the preparation and filing of reports with the Securities and Exchange Commission, including past and current reports on Form 10-K and 10-Q
- Repackage corporate materials to position IGSM as a railroad company seeking an acquisition
- Assist IGSM in seeking to identify and evaluate potential merger and acquisition candidates and, when appropriate, negotiate on IGSM's behalf
- Assist IGSM in becoming current on the OTC markets
- Initiate an investor relations campaign
- Assist IGSM in preparation of private offering documents
- Introduce prospective investors to IGSM

The Preferred Stock shall upon issuance be deemed earned.

Section 3.2 Preferred Stock. The designations and preferences for the Preferred Stock is attached as Exhibit 3.2.

ARTICLE IV.
SHARE EXCHANGE WITH TMS AND ISSUANCE OF PREFERRED STOCK

Section 4.1 Share Exchange. In consideration for the issuance of ~~1,500,000~~ 180,000 shares of Preferred Stock to John Marino Jr. ("JM"), JM shall deliver to IGSM all of the outstanding stock of TMS.

ARTICLE V.
DESIGNATION OF PREFERRED STOCK AND RESIGNATION

Section 5.1 Designation of Preferred Stock. Prior to closing IGSM shall have authorized a series of preferred stock with super voting rights and anti-dilution provisions and filed the Certificate of Designations with the Nevada Secretary of State.

Section 5.2 Resignations. At closing IGSM officers and directors shall resign.

ARTICLE VI.
CLOSING AND DELIVERIES AT CLOSING

Section 6.1 Closing. The closing shall take place at the offices of IGSM on 6/25/13 or at such other time or place.

Section 6.2 Deliveries. At closing the following deliveries shall be made:

- By IGSM:
  - 31,000,000 share certificates of common stock to TBG, giving effect to a ~~100:1~~ 1:200 reverse stock split
  - Share certificates of Preferred Stock to members of Management Team described in Section 3.1 in the aggregate amount of ~~3,500,000~~ 420,000 shares of Preferred Stock
  - ~~1,500,000~~ 180,000 shares of Preferred Stock to John Marino Jr.
  - Administrative Services Agreement
- By IGSM officers and directors
  - Signed resignation
- By John Marino Jr.
  - 100% of the outstanding shares of Transportation Management Services, Inc.

ARTICLE VII.
REPRESENTATIONS AND WARRANTIES

Section 7.1 Representations and Warranties of IGSM. IGSM represents and warrants to TBG, the Management Team and John Marino Jr. as follows:

(a) IGSM has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of its incorporation, with full corporate power and authority to own its properties and conduct its business and is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which the nature of its business or the character or location of its properties requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, properties or operations of IGSM and its subsidiaries as a whole.

(b) IGSM has full legal right, power and authority to enter into this Agreement, and to consummate the transactions provided for herein, and this Agreement, when executed by IGSM, will constitute a valid and binding agreement, enforceable in accordance with its terms (except as enforceability thereof may be limited by bankruptcy or other similar laws affecting the rights of creditors generally or by general equitable principles and except as the enforcement of indemnification provisions may be limited by federal or state securities laws).

(c) Except as disclosed on Schedule 7(c), IGSM is not in violation of its articles of incorporation or bylaws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any debenture, note or other evidence of indebtedness or in any material contract, indenture, mortgage, loan agreement, lease, joint venture, partnership or other agreement or instrument to which IGSM is a party or by which it may be bound or is not in violation of any law, order, rule, regulation, writ, injunction or decree of any governmental instrumentality or court, domestic or foreign.

(d) The execution and delivery of this Agreement and the consummation of the transactions contemplated therein will not conflict with, or result in a material breach of any of the terms, conditions or provisions of, or constitute a material default under, or result in the imposition of any material lien, charge or encumbrance upon any of the property or assets of IGSM pursuant to, any debenture, note or other evidence of indebtedness or any material contract, indenture, mortgage, loan agreement, lease, joint venture, partnership or other agreement or instrument to which IGSM is a party nor will such action result in the material violation by IGSM of any of the provisions of its articles of incorporation or bylaws or any law, order, rule, regulation, writ, injunction, decree of any government, governmental instrumentality or court, domestic or foreign, except where such violation will not have a material adverse effect on the financial condition of IGSM.

(e) The authorized shares of common stock are 750,000,000 authorized shares, of which 34,367,666 shares are issued and outstanding. The authorized shares of preferred stock are 5,000,000 authorized shares, of which no shares are issued and outstanding. All of the shares of common stock outstanding have been duly authorized, validly issued and are fully paid and non-assessable.

(f) The common stock and Preferred Stock to be issued pursuant to this Agreement shall have been duly authorized by the Board of Directors and upon issuance, shall be duly authorized, validly issued and fully paid and non-assessable.

(g) Except as disclosed on Schedule 7(g), IGSM is not a party to or bound by any instrument, agreement or other arrangement providing for it to issue any capital stock, rights, warrants, options or other securities, except for this Agreement. Upon the issuance and delivery pursuant to the terms hereof of the Common Stock, TBG will acquire good and marketable title to such securities free and clear of any lien, charge, claim, encumbrance, pledge, security interest, defect or other restriction of any kind whatsoever other than restrictions as may be imposed under the securities laws.

(h) Except as on Schedule 7(h), IGSM has good and marketable title to all of its properties and assets as owned by it, free and clear of all liens, charges, encumbrances or restrictions.

(i) The financial information set forth on Schedule 7(i) presents the financial position and results of operations of IGSM at the respective dates and for the respective periods to which they apply. Said information has been prepared in accordance with generally accepted accounting principles applied on a basis which is consistent in all material respects during the periods involved, except in the case of unaudited financial statements' normal recurring adjustments.

(j) There has been no material adverse change or material development involving a prospective adverse change in the condition, financial or otherwise, or in the prospects, value, operation, properties, business or results of operations of IGSM whether or not arising in the ordinary course of business.

(k) To the knowledge of IGSM, except as disclosed on Schedule 7(k), there is no pending or threatened, action, suit or proceeding to which IGSM is a party before or by any court or governmental agency of body.

(l) Except as disclosed on Schedule 7(l), IGSM has properly prepared and filed all necessary federal, state, local and foreign income and franchise tax returns, has paid all taxes shown as due thereon, has established adequate reserves for such taxes which are not yet due and payable, and does not have any tax deficiency or claims outstanding, proposed or assessed against it.

ARTICLE VIII.
REPRESENTATIONS AND WARRANTIES OF JOHN MARINO JR.

Section 8.1 Representations and Warranties of John Marino Jr. JM represents and warrants to IGSM:

(a) JM is the owner of all of the issued and outstanding shares of capital stock of TMS free and clear of all claims, liens or encumbrances.

(b) TMS has been duly incorporated and is validly existing as a corporation in good standing under the laws of the state of its incorporation, with full corporate power and authority to own its properties and conduct its business and is duly qualified to do business as a foreign corporation in good standing in all other jurisdictions in which the nature of its business or the character or location of its properties requires such qualification, except where the failure to so qualify would not have a material adverse effect on the business, properties or operations of TMS and its subsidiaries as a whole.

(c) JM has full legal right, power and authority to enter into this Agreement, and to consummate the transactions provided for herein, and this Agreement, when executed by JM, will constitute a valid and binding agreement, enforceable in accordance with its terms (except as enforceability thereof may be limited by bankruptcy or other similar laws affecting the rights of creditors generally or by general equitable principles and except as the enforcement of indemnification provisions may be limited by federal or state securities laws).

(d) Except as disclosed on Schedule 8(d), TMS is not in violation of its articles of incorporation or bylaws or in default in the performance or observance of any material obligation, agreement, covenant or condition contained in any debenture, note or other evidence of indebtedness or in any material contract, indenture, mortgage, loan agreement, lease, joint venture, partnership or other agreement or instrument to which TMS is a party or by which it may be bound or is not in violation of any law, order, rule, regulation, writ, injunction or decree of any governmental instrumentality or court, domestic or foreign.

(e) The execution and delivery of this Agreement and the consummation of the transactions contemplated therein will not conflict with, or result in a material breach of any of the terms, conditions or provisions of, or constitute a material default under, or result in the imposition of any material lien, charge or encumbrance upon any of the property or assets of TMS pursuant to, any debenture, note or other evidence of indebtedness or any material contract, indenture, mortgage, loan agreement, lease, joint venture, partnership or other agreement or instrument to which TMS is a party nor will such action result in the material violation by TMS of any of the provisions of its articles of incorporation or bylaws or any law, order, rule, regulation, writ, injunction, decree of any government, governmental instrumentality or court, domestic or foreign, except where such violation will not have a material adverse effect on the financial condition of TMS.

(f) Schedule 8(f) sets forth the authorized, issued and outstanding shares of common stock. All of the shares of common stock outstanding have been duly authorized, validly issued and are fully paid and non-assessable.

(g) The financial information furnished as Schedule 8(g) presents the financial position and results of operations of TMS at the respective dates and for the respective periods to which they apply. Said information has been prepared in accordance with generally accepted accounting principles applied on a basis which is consistent in all material respects during the periods involved, except in the case of unaudited financial statements' normal recurring adjustments.

(h) There has been no material adverse change or material development involving a prospective adverse change in the condition, financial or otherwise, or in the prospects, value,

operation, properties, business or results of operations of TMS whether or not arising in the ordinary course of business.

(i) To the knowledge of JM, except as disclosed on Schedule 8(i), there is no pending or threatened, action, suit or proceeding to which IGSM is a party before or by any court or governmental agency of body.

(j) Except as disclosed on Schedule 8(j), IGSM has properly prepared and filed all necessary federal, state, local and foreign income and franchise tax returns, has paid all taxes shown as due thereon, has established adequate reserves for such taxes which are not yet due and payable, and does not have any tax deficiency or claims outstanding, proposed or assessed against it.

(k) The minute books of TMS have been made available to IGSM and contain a complete summary of all meetings and actions of the directors and stockholders of IGSM, since the time of its incorporation and reflect all transactions referred to in such minutes accurately in all respects.

ARTICLE IX.
INDEMNIFICATION.

(a) IGSM agrees to indemnify and hold harmless each of the Management Team and JM (the "IGSM Indemnittees"), each person who controls the IGSM Indemnittees within the meaning of Section 15 of the Act or Section 20 of the Securities Exchange Act of 1934, as amended, and the IGSM Indemnittees' officers, directors, employees, accountants, attorneys and agents against any and all losses, claims, expenses, damages or liabilities, joint or several, to which they or any of them may become subject (including the costs of any investigation and all reasonable attorneys' fees and costs) or incurred by them, to the fullest extent lawful, in connection with any pending or threatened litigation, legal claim or proceeding, whether or not resulting in any liability, arising out of or in connection with the services rendered by TBG or any transactions in connection with this Agreement; provided, however, that the Indemnitee agreement contained in this Section 9(a) shall not apply to any such losses, claims, related expenses, damages or liabilities arising out of gross negligence, willful misconduct or fraud of IGSM Indemnittees, or a material breach of IGSM Indemnittees' representations and warranties hereunder.

(b) IGSM Indemnitees agree to indemnify and hold harmless IGSM and its officers, directors, employees, accountants, attorneys and agents against any and all losses, claims, expenses, damages or liabilities, joint or several, to which they or any of them may become subject (including the costs of any investigation and all reasonable attorneys' fees and costs) or incurred by them, to the fullest extent lawful, in connection with any pending or threatened litigation, legal claim or proceedings, whether or not resulting in any liability, arising out of gross negligence, willful misconduct or fraud of IGSM; provided, however, that the Indemnitee Agreement contained in this Section 9(b) shall not apply to any such losses, claims, related expenses, damages or liabilities arising out of the gross negligence, willful misconduct or fraud of IGSM, or a material breach of IGSM's representations and warranties hereunder.

ARTICLE X.

MISCELLANEOUS

Section 10.1 Use of Advice by IGSM. IGSM acknowledges that all opinions and advice (written or oral) given by TBG to IGSM in connection with the engagement of TBG are intended solely for the benefit and use of IGSM in considering the matters to which they relate, and IGSM agrees that no person or entity other than IGSM and its Board of Directors shall be entitled to make, use or rely upon the advice of TBG to be given hereunder, and no such opinion or advice shall be used for any other purpose, or reproduced, disseminated, quoted or referred to at any time, in any manner or for any purpose, not may IGSM make any public references to TBG; or use TBG's name in any reports or releases of IGSM without TBG's prior written consent.

Section 10.2 Common Stock and Preferred Stock for Investment. TBG, the Management Team and JM acknowledge that the common stock and Preferred Stock are "restricted securities" as defined by the SEC and may only be sold pursuant to an exemption from the registration provisions of the Securities Act of 1933 or pursuant to a registration statement. A legend will be affixed to the share certificates evidencing that the shares are restricted.

Section 10.3 TBG as an Independent Contractor. TBG shall perform its services hereunder as an independent contractor and not as an employee of IGSM or an affiliate thereof. It is expressly understood and agreed to by the parties hereto that TBG shall have no authority to act for, represent or bind IGSM or any affiliate thereof, in any manner, except as may be agreed to expressly by IGSM in writing from time to time.

Section 10.4 Representations, Warranties and Agreements to Survive. The respective indemnities, agreements, representations, warranties and other statements of IGSM and TBG set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of TBG, IGSM, TMS or any of their respective officers or directors.

Section 10.5 Notices. All communications hereunder will be in writing and, except as otherwise expressly provided herein, sent by overnight mail, to each of the parties at: 2929 East Commercial Blvd., Penthouse Suite D, Fort Lauderdale, FL 33308.

Section 10.6 Parties in Interest. This Agreement is made solely for the benefit of TBG and IGSM, and their respective controlling persons, directors and officers, and their respective successors, assigns, executors and administrators. No other person shall acquire or have any right under or by virtue of this Agreement.

Section 10.7 Headings. The section headings in this Agreement have been inserted as a matter of convenience of reference and are not a part of this Agreement.

Section 10.8 Applicable Law; Venue and Jurisdiction. This Agreement shall be governed by and construed in accordance with the laws of the State of Florida, without giving effect to conflict of law principles. Any action arising out of this agreement shall be brought exclusively in a court of competent jurisdiction located in Broward County, Florida, and the parties hereby irrevocably submit to the personal jurisdiction of such courts, and waive any objection they now or hereafter may have to the laying of venue in such courts.

Section 10.9 Integration. This Agreement constitutes the entire agreement and understanding of the parties hereto, and supersedes any and all previous agreements and understandings, whether oral or written, between the parties with respect to the matters set forth herein. No provision of this Agreement may be amended, modified or waived, except in a writing signed by all of the parties hereto.

Section 10.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which together shall constitute one and the same instrument.

Section 10.11 Authority. This Agreement has been duly authorized, executed and delivered by and on behalf of IGSM, TBG and JM.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

____

By: ______________________

MANAGEMENT TEAM

By: ______________________
Neil Swartz

____
Timothy Hart

____
John Marino Sr.

____
Larry Coe

TBG Holdings, Inc.

By: ______________________
CEO, TBG

IGSM

By: ______________________
HAMAN Francis Fytton, CEO

TMS

By: ______________________
John Marino Jr. and
John Marino, individually

Section 10.9 Integration. This Agreement constitutes the entire agreement and understanding of the parties hereto, and supersedes any and all previous agreements and understandings, whether oral or written, between the parties with respect to the matters set forth herein. No provision of this Agreement may be amended, modified or waived, except in a writing signed by all of the parties hereto.

Section 10.10 Counterparts. This Agreement may be executed in any number of counterparts, each of which together shall constitute one and the same instrument.

Section 10.11 Authority. This Agreement has been duly authorized, executed and delivered by and on behalf of IGSM, TBG and JM.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed, as of the day and year first above written.

____

By: ________________________

MANAGEMENT TEAM

By: ________________________
Neil Swartz

____
Timothy Hart

____
John Marino Sr. JM

____
Larry Coe

TBG Holdings, Inc.

By: ________________________

IGSM

By: ________________________
Francis Fytton, CEO

TMS

By: ________________________
John Marino Jr. and
John Marino, individually

Exhibit 2.1

Waived.

EXHIBIT 3.2

Name	# of Shares
Timothy Hart	~~1,500,000~~ 180,000
Neil Swartz	~~1,500,000~~ 180,000
John Marino Sr.	~~350,000~~ 42,000
Larry Coe	~~150,000~~ 18,000

090201

090201

ROSS MILLER
Secretary of State
204 North Carson Street, Suite 1
Carson City, Nevada 89701-4520
(775) 684-5708
Website: www.nvsos.gov

Filed in the office of	Document Number 20130440127-34
Ross Miller Secretary of State State of Nevada	Filing Date and Time 07/02/2013 11:41 AM Entity Number C29779-1998

Certificate of Amendment

(PURSUANT TO NRS 78.385 AND 78.390)

USE BLACK INK ONLY - DO NOT HIGHLIGHT

ABOVE SPACE IS FOR OFFICE USE ONLY

Certificate of Amendment to Articles of Incorporation For Nevada Profit Corporations

(Pursuant to NRS 78.385 and 78.390 - After Issuance of Stock)

1. Name of corporation:
IGSM GROUP INC.

2. The articles have been amended as follows: (provide article numbers, if available)
See Attached Ammended Articles 1 through 10 for IGSM GROUP INC. - 3 pages attached

3. The vote by which the stockholders holding shares in the corporation entitling them to exercise a least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series, or as may be required by the provisions of the articles of incorporation* have voted in favor of the amendment is: 80%

4. Effective date and time of filing: (optional) Date: 1 July 2013 Time:
(must not be later than 90 days after the certificate is filed)

5. Signature: (required)

X

Signature of Officer

*If any proposed amendment would alter or change any preference or any relative or other right given to any class or series of outstanding shares, then the amendment must be approved by the vote, in addition to the affirmative vote otherwise required, of the holders of shares representing a majority of the voting power of each class or series affected by the amendment regardless to limitations or restrictions on the voting power thereof.

IMPORTANT: Failure to include any of the above information and submit with the proper fees may cause this filing to be rejected.

This form must be accompanied by appropriate fees.

IGSM GROUP INC.

Series A Preferred Stock

1. Designation and Number of Shares. There shall be a series of Preferred Stock that shall be designated as "Series A Preferred Stock," and the number of shares constituting such series shall be one million (1,000,000) shares. Such number of shares may be increased or decreased by resolution of the Board of Directors; provided, however, that no decrease shall reduce the number of shares of Series A Preferred Stock to less than the number of shares then issued and outstanding plus the number of shares issuable upon exercise of outstanding rights, options or warrants or upon conversion of outstanding securities issued by the Corporation.

2. Ranking. The Series A Preferred Stock shall rank on parity with the Corporation's Common Stock and any class or series of capital stock of the Corporation hereafter created (the "Parity Securities"), in each case as to the distribution of assets upon liquidation, dissolution or winding up of the Corporation.

3. Liquidation. Upon any liquidation, dissolution or winding up of the Corporation, whether voluntary or involuntary ("Liquidation"), the holders of record of the shares of the Series A Preferred Stock shall be entitled to receive assets and funds on parity with the Parity Securities. If, upon such Liquidation, the assets of the Corporation available for distribution to the holders of Series A Preferred Stock and any Parity Securities shall be insufficient to permit payment in full to the holders of the Series A Preferred Stock and Parity Securities, then the entire assets and funds of the Corporation legally available for distribution to such holders and the holders of the Parity Securities then outstanding shall be distributed ratably among the holders of the Series A Preferred Stock and Parity Securities based upon the proportion the total amount distributable on each share upon Liquidation bears to the aggregate amount required to be distributed, but for the provisions of this sentence, on all shares of the Series A Preferred Stock and of such Parity Securities, if any.

4. Dividends. None.

5. Conversion Rights.

(a) Conversion. Each 10,000 shares of the Series A Preferred Stock shall convert into that number of fully paid and non-assessable shares of Common Stock as shall be 1% of the Corporation's common stock on a fully diluted basis at the time of conversion (the "Conversion Formula") as of the Conversion Date (as defined below). No conversion, however, shall be made except upon approval of holders of more than 51% of the Series A Preferred Stock, at which time all shares of Series A Preferred Stock shall convert automatically into shares of Common Stock based on the Conversion Formula.

(b) Mechanics of Conversion.

(i) Holders of Series A Preferred Stock shall only be entitled to convert the shares of Series A Preferred Stock into shares of Common Stock upon the approval of holders of more than 51% of the Series A Preferred Stock, at which time and upon written notice, all holders shall surrender the certificate or certificates therefore, duly endorsed, at the office of the Corporation or of any transfer agent

for the Series A Preferred Stock and shall state therein the name or names in which the certificate or certificates for shares of Common Stock are to be issued. The Corporation shall, within five business days, issue and deliver at such office to the holders of Series A Preferred Stock, or to the nominee or nominees of such holder, a certificate or certificates for the number of shares of Common Stock to which such holder shall be entitled as aforesaid. If any holder fails to surrender the certificate, the holder's Series A Preferred Stock shall automatically convert and shares of Common Stock will be issued in the holder's name.

(ii) All Common Stock, which may be issued upon conversion of the Series A Preferred Stock, will, upon issuance, be duly issued, fully paid and non-assessable and free from all taxes, liens, and charges with respect to the issuance thereof.

6. Anti-Dilution Provisions. During the period in which any shares of Series A Preferred Stock remain outstanding, the Conversion Formula in effect at any time and the number and kind of securities issuable upon the conversion of the Series A Preferred Stock shall be subject to adjustment from time to time following the date of the original issuance of the Series A Preferred Stock upon the happening of certain events as follows:

(a) Consolidation, Merger or Sale. If any consolidation or merger of the Corporation with an unaffiliated third-party, or the sale, transfer or lease of all or substantially all of its assets to an unaffiliated third-party shall be effected in such a way that holders of shares of Common Stock shall be entitled to receive stock, securities or assets with respect to or in exchange for their shares of Common Stock, then provision shall be made, in accordance with this Section 6(a), whereby each holder of shares of Series A Preferred Stock shall thereafter have the right to receive such securities or assets as would have been issued or payable with respect to or in exchange for the shares of Common Stock into which the shares of Series A Preferred Stock held by such holder were convertible immediately prior to the closing of such merger, sale, transfer or lease, as applicable. The Corporation will not effect any such consolidation, merger, sale, transfer or lease unless prior to the consummation thereof the successor entity (if other than the Corporation) resulting from such consolidation or merger or the entity purchasing or leasing such assets shall assume by written instrument (i) the obligation to deliver to the holders of Series A Preferred Stock such securities or assets as, in accordance with the foregoing provisions, such holders may be entitled to purchase, and (ii) all other obligations of the Corporation hereunder. The provisions of this Section 6(a) shall similarly apply to successive mergers, sales, transfers or leases. Holders shall not be required to convert Series A stock pursuant to this Section 6(a).

(b) Notice of Adjustment. Whenever the Conversion Formula is adjusted as herein provided, the Corporation shall promptly but no later than 10 days after any request for such an adjustment by the holder, cause a notice setting forth the adjusted Conversion Formula issuable upon exercise of each share of Series A Preferred Stock, and, if requested, information describing the transactions giving rise to such adjustments, to be mailed to the holders at their last addresses appearing in the share register of the Corporation, and shall cause a certified copy thereof to be mailed to its transfer agent, if any. The Corporation may retain a firm of independent certified public accountants selected by the Board of Directors (who may be the regular accountants employed by the Corporation) to make any computation required by this Section 6, and a certificate signed by such firm shall be conclusive evidence of the correctness of such adjustment.

7. Voting Rights. The Shares of Series A Preferred Stock shall vote together with the Corporation's Common Stock, except as otherwise required by law. The number of votes for the Series A Preferred Stock shall be the same number as the amount of shares of Common Stock that would be issued upon conversion of the Series A Preferred Stock pursuant to the Conversion Formula.

8. Redemption. Neither the Corporation nor the holders of the Series A Preferred Stock shall have any right at any time to require the redemption of any of the shares of Series A Preferred Stock, except upon and by reason of any liquidation, dissolution or winding-up of the Corporation, as and to the extent herein provided.

9. Reservation of Shares. The Corporation shall at all times reserve and keep available and free of preemptive rights out of its authorized but unissued Common Stock, solely for the purpose of effecting the conversion of the Series A Preferred Stock pursuant to the terms hereof, such number of its shares of Common Stock (or other shares or other securities as may be required) as shall from time to time be sufficient to effect the conversion of all outstanding Series A Preferred Stock pursuant to the terms hereof. If at any time the number of authorized but unissued shares of Common Stock (or such other shares or other securities) shall not be sufficient to affect the conversion of all then outstanding Series A Preferred Stock, the Corporation shall promptly take such action as may be necessary to increase its authorized but unissued Common Stock (or other shares or other securities) to such number of shares as shall be sufficient for such purpose.

10. Miscellaneous.

(a) The shares of the Series A Preferred Stock shall not have any preferences, voting powers or relative, participating, optional, preemptive or other special rights except as set forth above in this Resolution Designating Series A Preferred Stock and in the Articles of Incorporation of the Corporation.

(b) The holders of the Series A Preferred Stock shall be entitled to receive all communications sent by the Corporation to the holders of the Common Stock.

(c) Holders of fifty-one percent (51%) of the outstanding shares of Series A Preferred Stock may, voting as a single class, elect to waive any provision of this Resolution Designating Series A Preferred Stock, and the affirmative vote of such percentage with respect to any proposed waiver of any of the provisions contained herein shall bind all holders of Series A Preferred Stock.

The foregoing Amendment was adopted by the Board of Directors of the Corporation pursuant to the Nevada Corporation Law. Therefore, the number of votes cast for the Amendment to the Corporation's Articles of Incorporation was sufficient for approval.

IN WITNESS WHEREOF, the Corporation has caused this Amendment to be executed by its duly authorized officer, effective 1st July 2013.

SCHEDULE 7(c)

None.

SCHEDULE 7(g)

None.

SCHEDULE 7(h)

None.

SCHEDULE 7(i)

IGSM Group Inc. has submitted the following:

1) All Financial and accounting information from inception to present date.
2) QuickBooks files.
3) Bank Statements and online access to bank account.
4) Transfer Agent reports.
5) Copies of invoices for outstanding payables.
6) All files and documents in our possession.

SCHEDULE 7(k)

None.

SCHEDULE 7(l)

IGSM has not filed federal nor state tax returns for the years 2010, 2011 and 2012.

SCHEDULE 8(i)

None.

SCHEDULE 8(j)

None.